Exhibit 99.3

Consent of Billy M. Lamkin

I hereby consent to the use of my name as a Director Nominee in the Registration Statement on Form S-1 filed by Chaparral Energy, Inc. and the related prospectus and any amendments thereto.

Date: March 29, 2006	/s/ Billy M. Lamkin
Billy M. Lamkin